UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 16, 2009 (October 12, 2009)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50132	76-0502785
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On October 12, 2009, John R. Beaver, Senior Vice President — Finance and Chief Financial Officer of Sterling Chemicals, Inc. (“Sterling”), announced that he will be resigning from Sterling, effective as of October 31, 2009. Ms. Carla Stucky (age 42), Vice President and Corporate Controller of Sterling, will assume Mr. Beaver’s responsibilities as Sterling’s principal financial officer from October 31, 2009 until Sterling engages a new Chief Financial Officer. Ms. Stucky has been Sterling’s Corporate Controller since December 2007 and has served as one of Sterling’s Vice Presidents since September of 2008. Prior to joining Sterling, Ms. Stucky had served as Corporate Controller for Outsource Partners International, Inc. from July 2006 through November 2007, as Director of Finance for Hempel A/S from April 2005 to July 2006, as Assistant Controller for Nabors Industries, Ltd., from April 2003 to March 2005, as Director of Reporting and Corporate Accounting for Live Nation from May 1999 to March 2003, and as an Audit Manager in the audit practice of PricewaterhouseCoopers prior to May 1999.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2009	STERLING CHEMICALS, INC.
	By:	/s/ John V. Genova
John V. Genova
President and Chief Executive Officer